EXHIBIT 4.2

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated October 3, 2002 on the statements of condition and related securities portfolio of Van Kampen Focus Portfolios, Taxable Income Series 18 as of October 3, 2002 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Certified Public Accountants."

                                                          GRANT THORNTON LLP

Chicago, Illinois
October 3, 2002